UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 1, 2005

COACHMEN INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

INDIANA	1-7160	31-1101097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2831 Dexter Drive, Elkhart, Indiana	46514

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (574) 262-0123

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03:  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

        Coachmen Industries, Inc. (the "Company") amended Section 2.15 of its By-Laws to be effective from and after March 1, 2005. As amended, Section 2.15(a) provides that nominations for director may be made by the Board of Directors or by any stockholder holding 5% or more of the Company's outstanding shares entitled to vote for the election of directors. Such nominations must be made in writing and received by the Company not less than 90 days prior to the date of the anniversary of the last meeting of stockholders called for the election of directors. Prior to the amendment, nominations for director could be made by any stockholder if made in writing and received by the Company not less than 60 days prior to the date of the anniversary of the last meeting. A copy of the Company's By-Laws, as modified through March 1, 2005, is attached as an Exhibit to this Report and incorporated by reference herein.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

             (c)   The following exhibit is furnished as a part of this Report:

                      3.1   By-Laws of Coachmen Industries, Inc., as modified through March 1, 2005.

             The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.
By:/s/ Richard M. Lavers Richard M. Lavers, Executive Vice President, General Counsel and Secretary

Date:  March 4, 2005

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION	SEQUENTIALLY NUMBERED PAGES
3.1	By-Laws of Coachmen Industries, Inc.	4

3